UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2006

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 20, 2006, Mannatech amended the original Employment Agreement with Terry L. Persinger to, among other things, extend the term of the original agreement through June 30, 2008 (the “Amendment”). All other terms except as modified by the Amendment remain in full force and effect. A copy of the Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01. Other Events.

On November 20, 2006, Mannatech, Incorporated issued a press release announcing that its Board of Directors declared a cash dividend payable on Friday, January 5, 2007, to shareholders of record at the close of business on Friday, December 8, 2006. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Note: The information contained in this report (including all exhibits) is not to be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Exhibit Number	Exhibit
99.1*	Fourth Amendment to Employment Agreement dated November 20, 2006 between Mannatech and Terry L. Persinger.

99.2*	Press release dated November 20, 2006 entitled “Mannatech, Incorporated Declares Dividend.”

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: November 21, 2006	By:	/s/ Samuel L. Caster
	Name:	Samuel L. Caster
	Title:	Chairman of the Board and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1*	Fourth Amendment to Employment Agreement dated November 20, 2006 between Mannatech and Terry L. Persinger.

99.2*	Press release dated November 20, 2006 entitled “Mannatech, Incorporated Declares Dividend.”

*	Filed herewith.